Exhibit 99.1

Meridian Corporation Announces Completion of $40 Million Subordinated Notes Offering

MALVERN, PA — December 18, 2019 — Meridian Corporation (Nasdaq: MRBK) (“Meridian”), holding company for Meridian Bank (the “Bank”), today announced the completion of its offering of $40 million in fixed-to-floating rate subordinated notes due 2029 (the “Notes”) to certain qualified institutional buyers and institutional accredited investors in a private placement transaction. The Notes will initially bear interest at a fixed annual rate of 5.375%, for five years and will reset quarterly thereafter to the then current three-month SOFR plus 395 basis points. Meridian may redeem the Notes on or after December 30, 2024, or at any time upon certain other specified events.  The Notes have been structured to qualify initially as Tier 2 capital for Meridian for regulatory capital purposes. Meridian intends to use the net proceeds of the offering for general corporate purposes, including organic growth and the repayment of a portion of the Bank’s existing indebtedness.

“This successful capital raise is an affirmation of Meridian’s tremendous opportunity in our market,” said Chairman and CEO Chris Annas. “This funding will allow us to continue capitalizing on opportunities on behalf of our customers, our shareholders and our team. Through issuance of these notes, we have cost effectively increased our capital levels without diluting our current shareholders.”

Sandler O’Neill + Partners, L.P. acted as lead placement agent and D.A. Davidson & Co. acted as co-placement agent for the offering.  Stradley Ronon Stevens & Young, LLP served as legal counsel to Meridian and Silver, Freedman, Taff & Tiernan LLP served as legal counsel to the placement agents.

This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, any security, nor shall there by any sale in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.  The Notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or an applicable exemption from the registration requirements. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About Meridian Corporation

Meridian Bank, the wholly owned subsidiary of Meridian Corporation, is a full-service commercial bank headquartered in Malvern, Pennsylvania with 20 offices in the greater Philadelphia Metro market. The Bank offers a full range of commercial and retail loan and deposit products, along with wealth management and electronic payment services. Meridian Mortgage, a division of the Bank, is a top tier provider of residential mortgage loans. For additional information, visit our website at www.meridianbanker.com. Member FDIC.

“Safe Harbor” Statement

In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Meridian Corporation’s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Meridian Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements.  Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Meridian Corporation’s filings with the Securities and Exchange Commission (including our Annual Report on Form 10-K for the year ended December 31, 2018) and, for periods prior to the completion of the holding company reorganization, Meridian Bank’s filings with the FDIC, including Meridian Bank’s Annual Report on Form 10‑K for the year ended December 31, 2017, subsequently filed quarterly reports on Form 10‑Q and current reports on Form 8‑K that update or provide information in addition to the information included in the Form 10‑K and Form 10‑Q filings, if any. Meridian Corporation does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Meridian Corporation or by or on behalf of Meridian Bank.